NEWS RELEASE

Investor Contact Kevin Smith, Senior Director – Investor Relations ir@kodiakgas.com (936) 755-3529

Kodiak Gas Services Reports Third Quarter 2026 Financial Results, Increases Full Year 2026 Adjusted EBITDA and Discretionary Cash Flow Guidance

THE WOODLANDS, Texas — November 9, 2026 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”) today reported financial and operating results for the quarter ended September 30, 2026. The Company also increased full year 2026 Adjusted EBITDA and discretionary cash flow guidance.
Third Quarter 2026 and Recent Highlights
•Record Compression Infrastructure(1) segment revenues of $318.4 million
•Compression Infrastructure segment gross margin percentage of 47.5% and adjusted gross margin percentage(2) of 70.0%
•Reported Power Infrastructure(1) segment revenues of $42.0 million, a 27.6% increase compared to the second quarter of 2026
•Power Infrastructure segment gross margin percentage of 65.8% and adjusted gross margin percentage(2) of 75.2%
•Net income and adjusted net income(2) attributable to common shareholders of $71.5 million, or $0.70 per diluted share(2)
•Record adjusted EBITDA(2) of $224.5 million, a 28.5% increase compared to third quarter 2025
•Quarterly net cash provided by operating activities of $196.3 million and discretionary cash flow(2) of $158.5 million, a 35.9% increase compared to third quarter 2025
•Declared a quarterly dividend of $0.51 per share, a 4.1% increase over the second quarter of 2026
•Added 102 thousand horsepower of new, large compression units to revenue generating horsepower
•Achieved Compression Infrastructure fleet utilization of 98.3%, a 70 basis point increase compared to third quarter 2025, and Power Infrastructure fleet utilization of 92.5%
•Announced agreement to provide 76 megawatts of behind-the-meter, baseload power capacity, including balance of plant, to a West Texas data center
Revised 2026 Guidance
•Increased Adjusted EBITDA guidance to a range of $840 million to $860 million and discretionary cash flow guidance to a range of $580 million to $600 million
•Reduced Power Infrastructure segment growth capital expenditures to reflect updated expectations for the timing of new equipment deliveries, and slightly increased Compression Infrastructure segment growth capital expenditures to reflect incremental equipment deliveries

(1)The Company previously managed its business through two operating segments: Contract Services and Other Services. Following the acquisition of DPS, the Company established a new Power Infrastructure segment to represent its distributed power generation operations and renamed its Contract Services segment as Compression Infrastructure. See Segment Information section below for further details.
(2) Adjusted gross margin percentage, adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, and discretionary cash flow are non-GAAP financial measures. Definitions and reconciliations to the most comparable GAAP financial measure are included herein.

CEO Commentary
"Our third quarter results reflect the continued strength and profitability across our core business segments," said Mickey McKee, Kodiak's President and Chief Executive Officer. "Both our Compression Infrastructure and Power Infrastructure segments delivered exceptional financial results. In Compression Infrastructure, we delivered our third consecutive quarter of 70% adjusted gross margins, as increased operating efficiencies, driven by our focus on technology and cost discipline, offset inflationary pressures. In Power Infrastructure, our adjusted gross margin of 75.2% demonstrates the premium value customers place on reliable, scalable power solutions.
“The sizable sequential revenue increase in our Power Infrastructure segment is a direct reflection of the robust market demand for our assets — our gensets are realizing meaningful increases in pricing and, importantly, are staying on location longer, driving greater revenue visibility and returns. We recently achieved a significant milestone in our Power Infrastructure by commencing initial site work and beginning equipment setting at our data center project in West Texas, which will provide stable revenue in 2027. Given the high visible demand for large horsepower compression and the robust commercial pipeline of power projects, we remain highly confident in the long-term trajectory of both platforms and are focused on executing against our strategic priorities to drive sustainable value for our shareholders."
Segment Information
Compression Infrastructure segment revenue was $318.4 million in the third quarter of 2026, a 7.2% increase compared to $297.0 million in the third quarter of 2025. Compression Infrastructure segment gross margin was $151.2 million in the third quarter of 2026, a 10.8% increase compared to $136.4 million in the third quarter of 2025 and adjusted gross margin was $222.8 million in the third quarter of 2026, a 9.9% increase compared to $202.7 million in the third quarter of 2025.
Power Infrastructure segment revenue was $42.0 million in the third quarter of 2026. Gross margin and adjusted gross margin were $27.6 million and $31.6 million, respectively, in the third quarter of 2026.
Other Services segment revenue was $41.4 million in the third quarter of 2026, a 60.6% increase compared to $25.8 million in the third quarter of 2025. Other Services segment gross margin and adjusted gross margin were each $4.7 million in the third quarter of 2026, a 23.5% increase compared to $3.8 million for each measure in the third quarter of 2025.
Financial Results
Net income attributable to common shareholders was $71.5 million or $0.70 per share, in the third quarter of 2026.
Long-Term Debt and Liquidity
Total debt outstanding was $2.8 billion as of September 30, 2026. The Company had $1.6 billion available on its ABL Facility and $1.7 billion in total liquidity including cash on the balance sheet as of September 30, 2026. Kodiak’s credit agreement leverage ratio was 3.1x for the third quarter of 2026.
Share Repurchase Program Extension
On November 4, 2026, the Company's Board of Directors extended the expiration date of the Company's share repurchase program to December 31, 2027. The Company has approximately $31.7 million available for share repurchases under its share repurchase program.

Summary Financial Data

	Three Months Ended
(in thousands, excluding percentages)	September 30, 2026	June 30, 2026	September 30, 2025
Total revenues	$401,792	$391,120	$322,744
Net income (loss) attributable to common shareholders	$71,533	$51,971	$(14,011)
Adjusted net income (1)	$71,533	$54,275	$31,539
Adjusted EBITDA (1)	$224,493	$216,846	$174,702
Adjusted EBITDA percentage (1)	55.9%	55.4%	54.1%

Compression Infrastructure revenue	$318,434	$315,125	$296,970
Compression Infrastructure adjusted gross margin (1)	$222,820	$220,690	$202,748
Compression Infrastructure adjusted gross margin percentage (1)	70.0%	70.0%	68.3%

Power Infrastructure revenue	$41,955	$32,891	$—
Power Infrastructure adjusted gross margin (1)	$31,551	$21,205	$—
Power Infrastructure adjusted gross margin percentage (1)	75.2%	64.5%	—%

Other Services revenue	$41,403	$43,104	$25,774
Other Services adjusted gross margin (1)	$4,672	$4,869	$3,782
Other Services adjusted gross margin percentage (1)	11.3%	11.3%	14.7%

Maintenance capital expenditures	$21,372	$19,947	$19,765

Growth capital expenditures (2)
Compression Infrastructure	$110,795	$66,790	$80,330
Power Infrastructure	67,873	134,371	—
Other capital expenditures (3)	10,695	53,709	12,202
Total Growth and Other capital expenditures	$189,363	$254,870	$92,532

Discretionary cash flow (1)	$158,475	$163,251	$116,652
Free cash flow (1)	$(28,079)	$(87,496)	$33,463
(1)Adjusted net income, adjusted EBITDA, adjusted EBITDA percentage, adjusted gross margin, adjusted gross margin percentage, discretionary cash flow and free cash flow are non-GAAP financial measures. For definitions and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(2)Growth capital expenditures made to (1) expand the operating capacity or operating income capacity of assets including, but not limited to, the acquisition of additional compression and power generation units, upgrades to existing equipment, expansion of supporting infrastructure, and implementation of new technologies, (2) maintain the operating capacity or operating income capacity of assets by acquisition of replacement compression and power generation units and their supporting infrastructure, and (3) expand the operating capacity or operating income capacity of existing assets.
(3)Other capital expenditures made on assets required to support our operations—such as rolling stock, leasehold improvements, technology hardware and software and related implementation expenditures, safety enhancements to equipment, and other general items that are typically capitalized and that have a useful life beyond one year.

Summary Operating Data
(as of the dates indicated)

	Compression Infrastructure			Power Infrastructure
	September 30, 2026	June 30, 2026	Percentage Change	September 30, 2026	June 30, 2026	Percentage Change
Fleet capacity (hp / MW) (1)	4,592,143 hp	4,495,394 hp	2.2%	413 MW	405 MW	2.0%
Revenue-generating (hp / MW) (2)	4,515,584 hp	4,413,451 hp	2.3%	382 MW	363 MW	5.2%
Fleet units	4,642	4,623	0.4%	153	149	2.7%
Revenue-generating units	4,488	4,452	0.8%	140	129	8.5%
Output per revenue-generating unit (3)	1,006 hp	991 hp	1.5%	3 MW	3 MW	—%
Fleet utilization (4)	98.3%	98.2%	0.1%	92.5%	89.6%	3.2%

(1)
Fleet capacity includes (x) revenue-generating and (y) idle horsepower or megawatts, respectively, which is comprised of units that do not have a signed contract or are not subject to a firm commitment from our customers and therefore are not currently generating revenue.

(2)	Revenue-generating horsepower and megawatts include units that are operating under contract and generating revenue and units which are available to be deployed and for which we have a signed contract or are subject to a firm commitment from our customer.
(3)	Calculated as (i) revenue-generating horsepower or megawatts, respectively, divided by (ii) revenue-generating units at period end.
(4)	Fleet utilization is calculated as (i) revenue-generating horsepower or megawatts, respectively, divided by (ii) fleet horsepower or megawatts, respectively.

Full-Year 2026 Guidance
Kodiak is providing revised guidance for the full year 2026. The full year 2026 guidance below incorporates three quarters of the financial impact of the DPS acquisition given the April 1, 2026 closing date.

	Full-Year 2026 Guidance
(in thousands, excluding percentages)	Low	High
Adjusted EBITDA (1)	$840,000	$860,000
Discretionary cash flow (1)(2)	$580,000	$600,000

Segment Information
Compression Infrastructure revenue	$1,255,000	$1,275,000
Compression Infrastructure adjusted gross margin percentage (1)	69.5%	70.5%

Power Infrastructure revenue	$100,000	$120,000
Power Infrastructure adjusted gross margin percentage (1)	65.0%	70.0%

Other Services revenue	$125,000	$160,000
Other Services adjusted gross margin percentage (1)	12.0%	15.0%

Capital Expenditures
Maintenance capital expenditures	$80,000	$90,000

Growth capital expenditures:
Compression Infrastructure	$290,000	$310,000
Power Infrastructure	350,000	400,000
Total Growth capital expenditures	$640,000	$710,000

Other capital expenditures (3)	$45,000	$55,000
Total Growth and Other capital expenditures	$685,000	$765,000
(1)The Company is unable to reconcile projected adjusted EBITDA to projected net income (loss) and discretionary cash flow to projected net cash provided by operating activities and projected adjusted gross margin percentage to projected gross margin percentage, the most comparable financial measures calculated in accordance with GAAP, respectively, without unreasonable efforts because components of the calculations are inherently unpredictable, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
(2)Discretionary cash flow guidance assumes no change to Secured Overnight Financing Rate futures.
(3)Other capital expenditures guidance excludes a $42.6 million non-cash finance lease addition related to one of our operational offices. Although recognized in the second quarter of 2026 capital expenditures, this non-cash activity is not reflected in the investing section of our statement of cash flows and is therefore excluded from our full-year capital expenditures guidance.

Conference Call
Kodiak will conduct a conference call on Monday, November 9, 2026, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss financial and operating results for the quarter ended September 30, 2026. To listen to the call by phone, dial 877-407-4012 and ask for the Kodiak Gas Services call at least 10 minutes prior to the start time. To listen to the call via webcast, please visit the Investors tab of Kodiak’s website at www.kodiakgas.com.
About Kodiak
Kodiak is a leading contract compression, distributed power and energy infrastructure services provider in the United States. Headquartered in The Woodlands, Texas, Kodiak partners with customers across the energy and digital infrastructure sectors, including oil and gas producers, midstream operators and data center developers and operators, to enable the safe, reliable, and efficient production of energy that powers our critical energy future. Additional information is available on the Company’s website at www.kodiakgas.com.
Non-GAAP Financial Measures
Adjusted net income and adjusted earnings per share are considered non-GAAP measures. Adjusted net income is defined as net income adjusted to exclude certain items, as applicable, such as (i) impairment of long-lived assets; (ii) severance expenses; (iii) transaction expenses; (iv) sales tax reserve; (v) loss on disposal of business; (vi) loss (gain) on derivatives; (vii) loss on extinguishment of debt; and (viii) the tax effects of the adjustments. Adjusted earnings per share is calculated by dividing adjusted net income by the weighted average diluted shares outstanding.
Adjusted EBITDA and adjusted EBITDA percentage are considered non-GAAP measures. Adjusted EBITDA is defined net income before interest expense; income tax expense; and depreciation and amortization; plus certain items, as applicable, such as (i) impairment of long-lived assets; (ii) loss (gain) on derivatives; (iii) equity compensation expense; (iv) severance expenses; (v) transaction expenses; (vi) sales tax reserve; (vii) loss (gain) on disposal of business; (viii) loss (gain) on sale of assets; and (ix) loss on extinguishment of debt. We define adjusted EBITDA percentage as adjusted EBITDA divided by total revenues.
Adjusted net income, adjusted diluted EPS, adjusted EBITDA and adjusted EBITDA percentage are used as supplemental financial measures by our management and external users of our financial statements, such as investors, commercial banks and other financial institutions, to assess: (i) the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the ability of our assets to generate cash sufficient to make debt payments and pay dividends; and (iv) our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure. We believe adjusted net income, adjusted diluted EPS, adjusted EBITDA and adjusted EBITDA percentage provide useful information because, when viewed with our GAAP results and the accompanying reconciliation, they provide a more complete understanding of our performance than GAAP results alone. We also believe that external users of our financial statements benefit from having access to the same financial measures that management uses in evaluating the results of our business. Reconciliations of adjusted net income and adjusted EBITDA to net income and adjusted diluted EPS to GAAP diluted earnings per share, the most directly comparable GAAP financial measures are presented below.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Adjusted gross margin percentage is defined as adjusted gross margin divided by total revenues. We believe adjusted gross margin and adjusted gross margin percentage are useful as supplemental measures to investors of our operating profitability. Reconciliations of adjusted gross margin to gross margin are presented below.
Discretionary cash flow is considered a non-GAAP measure. Discretionary cash flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) certain changes in operating assets and liabilities; and (iii) certain other expenses; plus certain items, as applicable, such as (w) severance expenses; (x) transaction expenses; and (y) sales tax reserve. We believe discretionary cash flow is a useful liquidity and performance measure and supplemental financial measure in assessing our ability to pay cash dividends to our stockholders, make growth capital expenditures and assess our operating performance. A reconciliation of discretionary cash flow to net cash provided by operating activities is presented below.
Free cash flow is considered a non-GAAP measure. Free cash flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) certain changes in operating assets and liabilities; (iii) certain other expenses; (iv) growth capital expenditures; and (v) other capital expenditures; plus certain items, as applicable, such as (w) severance expenses; (x) transaction expenses; (y) sales tax reserve; and (z) proceeds from sale of assets. We believe free cash flow is a liquidity measure and useful supplemental financial measure in assessing our ability to pursue business opportunities and investments to grow our business and to service our debt. A reconciliation of free cash flow to net cash provided by operating activities is presented below.
Cautionary Note Regarding Forward-Looking Statements
This news release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: (i) expected operating results, such as revenue growth and earnings, including the integration of acquired businesses and assets into our operations, and our ability to service our indebtedness; (ii) anticipated levels of capital expenditures and uses of capital; (iii) current or future volatility in the credit markets and future market conditions; (iv) potential or pending acquisition transactions or other strategic transactions, the timing thereof, the receipt of necessary approvals to close such acquisitions, our ability to finance such acquisitions, and our ability to achieve the intended operational, financial, and strategic benefits from any such transactions; (v) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities, and governmental and regulatory investigations and proceedings; (vi) production and capacity forecasts for the natural gas and oil industry; (vii) strategy for customer retention, growth, fleet maintenance, market position and financial results; (viii) interest rate hedges; and (ix) strategy for risk management.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Please refer to the factors discussed throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2026 and September 30, 2026, each as filed with the U.S. Securities and Exchange Commission, and any updates to those factors set forth in our other subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, which can be found at the SEC’s website www.sec.gov. The discussion of these factors is specifically incorporated by reference into this news release.
Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
(in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025
Revenues:
Compression Infrastructure	$318,434	$315,125	$296,970
Power Infrastructure	41,955	32,891	—
Other Services	41,403	43,104	25,774
Total revenues	401,792	391,120	322,744
Operating expenses:
Cost of operations (exclusive of depreciation and amortization shown below):
Compression Infrastructure	95,614	94,435	94,222
Power Infrastructure	10,404	11,686	—
Other Services	36,731	38,235	21,992
Depreciation and amortization	75,573	78,650	66,329
Selling, general and administrative	42,952	40,918	37,771
Loss on sale of assets	2,028	2,959	38,230
Total operating expenses	263,302	266,883	258,544
Income from operations	138,490	124,237	64,200
Other expenses:
Interest expense	(47,410)	(50,061)	(56,406)
Other expense, net	(663)	(939)	(28,292)
Total other expenses, net	(48,073)	(51,000)	(84,698)
Income (loss) before income taxes	90,417	73,237	(20,498)
Income tax expense (benefit)	18,884	21,093	(6,301)
Net income (loss)	71,533	52,144	(14,197)
Less: Net income (loss) attributable to noncontrolling interests	—	173	(186)
Net income (loss) attributable to common shareholders	$71,533	$51,971	$(14,011)

Earnings (loss) per share attributable to common shareholders:
Basic	$0.70	$0.54	$(0.17)
Diluted	$0.70	$0.53	$(0.17)

Weighted average shares outstanding:
Basic	101,273	95,458	87,055
Diluted	102,191	96,805	87,055

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$86,949	$3,179
Accounts receivable, net	291,946	197,600
Inventories, net	113,033	101,530
Contract assets	14,197	5,190
Prepaid expenses and other current assets	20,887	15,637
Total current assets	527,012	323,136
Property, plant and equipment, net	4,049,228	3,377,555
Operating lease right-of-use assets, net	24,214	42,218
Finance lease right-of-use assets, net	46,362	6,500
Goodwill	747,507	408,681
Identifiable intangible assets, net	184,746	154,474
Fair value of derivative instruments	19,155	4,664
Other assets	14,804	789
Total assets	$5,613,028	$4,318,017
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$128,944	$72,974
Accrued liabilities	161,744	218,463
Contract liabilities	110,879	94,505
Total current liabilities	401,567	385,942
Long-term debt, net of unamortized debt issuance cost	2,760,495	2,555,250
Operating lease liabilities	27,014	39,391
Finance lease liabilities	44,518	4,405
Deferred tax liabilities	178,899	122,851
Other liabilities	1,977	2,782
Total liabilities	$3,414,470	$3,110,621
Stockholders’ equity:
Preferred stock	—	4
Common stock	1,059	903
Additional paid-in capital	2,320,864	1,334,333
Treasury stock, at cost	(143,968)	(143,968)
Noncontrolling interest	—	4,910
Accumulated other comprehensive income (loss)	9,914	(1,586)
Retained earnings	10,689	12,800
Total stockholders’ equity	2,198,558	1,207,396
Total liabilities and stockholders’ equity	$5,613,028	$4,318,017

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$141,537	$56,823
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	222,904	202,993
Equity compensation expense	23,594	18,013
Amortization of debt issuance costs	8,987	9,734
Non-cash lease expense	9,160	6,042
Provision for credit losses	4,278	1,032
Inventory reserve	—	124
Loss on sale of assets	6,248	54,047
Loss on discontinuation of hedge	—	9,398
Amortization of interest rate swap	—	5,152
Deferred tax provision	55,839	15,084
Loss on extinguishment of debt	36,512	—
Changes in operating assets and liabilities, net of acquisition
Accounts receivable	(75,046)	25,479
Inventories	(8,277)	1,359
Contract assets	(9,007)	2,693
Prepaid expenses and other current assets	(3,621)	(11,625)
Accounts payable	15,798	6,681
Accrued and other liabilities	(50,310)	3,567
Contract liabilities	588	(2,479)
Other assets	(12,247)	761
Net cash provided by operating activities	366,937	404,878
Cash flows from investing activities:
Acquisition of DPS, net of cash acquired	(575,965)	—
Purchase of property, plant and equipment	(544,300)	(262,641)
Proceeds from sale of assets	10,399	26,949
Net cash used for investing activities	(1,109,866)	(235,692)
Cash flows from financing activities:
Borrowings on debt instruments	2,324,950	2,506,305
Payments on debt instruments	(2,150,830)	(2,455,996)
Principal payments on other borrowings	(4,833)	(4,645)
Payment of debt issuance cost	(14,374)	(26,457)
Principal payments on finance leases	(1,666)	(2,393)
Proceeds from issuance of common stock, net of issuance costs	836,132	—
Dividends paid to stockholders	(142,684)	(116,571)
Repurchase of common shares	—	(70,320)
Cash paid for shares withheld to cover taxes	(20,998)	(6,013)
Net effect on deferred taxes and taxes payable related to the vesting of restricted stock	—	3,906
Distributions to noncontrolling interest	(220)	(1,028)
Other	1,222	—
Net cash provided by (used for) financing activities	826,699	(173,212)
Net increase (decrease) in cash and cash equivalents	83,770	(4,026)
Cash and cash equivalents - beginning of period	3,179	4,750
Cash and cash equivalents - end of period	$86,949	$724

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE
TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE
(UNAUDITED)

	Three Months Ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Net income (loss)	$71,533	$52,144	$(14,197)
Transaction expenses (1)	—	3,300	1,523
Sales tax reserve	—	—	27,968
Loss on disposal of business	—	—	33,349
Tax effect of adjustments (2)	—	(1,169)	(17,104)
Adjusted net income	$71,533	$54,275	$31,539

Weighted-average common shares outstanding:
Diluted	102,191	96,805	87,055

Diluted earnings per common share	$0.70	$0.53	$(0.17)
Transaction expenses (1)	—	0.03	0.02
Sales tax reserve	—	—	0.32
Loss on disposal of business	—	—	0.38
Tax effect of adjustments (2)	—	(0.01)	(0.19)
Adjusted diluted earnings per common share	$0.70	$0.55	$0.36
(1)Represents certain costs associated with non-recurring professional services and other costs, primarily related to the acquisition of DPS for the three months ended June 30, 2026.
(2)Represents the estimated tax effect of adjustments calculated using the Company’s adjusted tax provision.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended
(in thousands, excluding percentages)	September 30, 2026	June 30, 2026	September 30, 2025
Net income (loss)	$71,533	$52,144	$(14,197)
Interest expense	47,410	50,061	56,406
Income tax expense (benefit)	18,884	21,093	(6,301)
Depreciation and amortization	75,573	78,650	66,329
Equity compensation expense	9,065	8,639	4,744
Transaction expenses (1)	—	3,300	1,523
Sales tax reserve	—	—	27,968
Loss on disposal of business	—	—	33,349
Loss on sale of assets	2,028	2,959	4,881
Adjusted EBITDA	$224,493	$216,846	$174,702

Net income percentage	17.8%	13.3%	(4.4)%
Adjusted EBITDA percentage	55.9%	55.4%	54.1%
(1)Represents certain costs associated with non-recurring professional services and other costs, primarily related to the acquisition of DPS for the three months ended June 30, 2026.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN
(UNAUDITED)

Compression Infrastructure

	Three Months Ended
(in thousands, excluding percentages)	September 30, 2026	June 30, 2026	September 30, 2025
Total revenues	$318,434	$315,125	$296,970
Cost of operations (exclusive of depreciation and amortization)	(95,614)	(94,435)	(94,222)
Depreciation and amortization	(71,643)	(73,106)	(66,329)
Gross margin	$151,177	$147,584	$136,419
Gross margin percentage	47.5%	46.8%	45.9%
Depreciation and amortization	71,643	73,106	66,329
Adjusted gross margin	$222,820	$220,690	$202,748
Adjusted gross margin percentage	70.0%	70.0%	68.3%
Power Infrastructure

	Three Months Ended
(in thousands, excluding percentages)	September 30, 2026	June 30, 2026	September 30, 2025
Total revenues	$41,955	$32,891	$—
Cost of operations (exclusive of depreciation and amortization)	(10,404)	(11,686)	—
Depreciation and amortization	(3,930)	(5,544)	—
Gross margin	$27,621	$15,661	$—
Gross margin percentage	65.8%	47.6%	—%
Depreciation and amortization	3,930	5,544	—
Adjusted gross margin	$31,551	$21,205	$—
Adjusted gross margin percentage	75.2%	64.5%	—%
Other Services

	Three Months Ended
(in thousands, excluding percentages)	September 30, 2026	June 30, 2026	September 30, 2025
Total revenues	$41,403	$43,104	$25,774
Cost of operations (exclusive of depreciation and amortization)	(36,731)	(38,235)	(21,992)
Depreciation and amortization	—	—	—
Gross margin	$4,672	$4,869	$3,782
Gross margin percentage	11.3%	11.3%	14.7%
Depreciation and amortization	—	—	—
Adjusted gross margin	$4,672	$4,869	$3,782
Adjusted gross margin percentage	11.3%	11.3%	14.7%

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(UNAUDITED)

	Three Months Ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Net cash provided by operating activities	$196,290	$99,465	$113,378
Maintenance capital expenditures	(21,372)	(19,947)	(19,765)
Transaction expenses (1)	—	3,300	1,523
Sales tax reserve	—	—	27,968
Change in operating assets and liabilities	(12,493)	85,492	(6,637)
Other (2)	(3,950)	(5,059)	185
Discretionary cash flow	$158,475	$163,251	$116,652
Growth capital expenditures (3)
Compression Infrastructure	(110,795)	(66,790)	(80,330)
Power Infrastructure	(67,873)	(134,371)	—
Other capital expenditures (4)	(10,695)	(53,709)	(12,202)
Proceeds from sale of assets	2,809	4,123	9,343
Free cash flow	$(28,079)	$(87,496)	$33,463
(1)Represents certain costs associated with non-recurring professional services and other costs, primarily related to the acquisition of DPS for the three months ended June 30, 2026.
(2)Includes non-cash lease expense, provision for credit losses and inventory reserve.
(3)For the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, growth capital expenditures includes a $17.4 million increase, a $32.0 million increase and a $9.6 million increase in accrued capital expenditures, respectively.
(4)For the three months June 30, 2026, Other capital expenditures include a $42.6 million non-cash finance lease addition related to one of our operational offices. While included in our other capital expenditure metric, this finance lease commencement is a non-cash activity and therefore is not reflected as a capital expenditure within the investing section of our statement of cash flows.